Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Crown Reserve Acquisition Corp. I

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Other	Warrants included as part of the units	(1)	Other	17,681,250	$0.00	$0.00	0.0001531	$0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the Warrants included as part of the units	(2)	Other	8,840,625	11.50	101,667,188.00	0.0001531	15,565.25
Fees to be Paid	Equity	Class A ordinary shares underlying the Share Rights included as part of the units	(3)	Other	1,010,358	10.00	10,103,580.00	0.0001531	1,546.86
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one-half of one redeemable warrant ("Warrant"), and one right to receive one fifth of one Class A ordinary share ("Share Right")	(4)	457(a)	17,681,250	10.00	176,812,500.00	0.0001531	27,069.99
Fees Previously Paid	Equity	Class A ordinary shares, $0.0001 par value included as part of the units	(5)	Other	17,681,250	0.00	0.00	0.0001531	0.00
Fees Previously Paid	Equity	Share Rights included as part of the units	(6)	Other	17,681,250	0.00	0.00	0.0001531	0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying the Share Rights included as part of the units	(7)	Other	2,525,892	$10.00	$25,258,920.00	0.0001531	$3,867.14

Total Offering Amounts:							$313,842,188.00		48,049.24
Total Fees Previously Paid:									30,937.13
Total Fee Offsets:									0.00
Net Fee Due:									$17,112.11

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	$27,069.99 of such amount has been previously paid in connection with the prior filing on Form S-1 on May 30, 2025 where the Registrant paid fees for (i) units, each previously consisting of one Class A ordinary share and one right to receive one-seventh of one Class A ordinary share (“Previous Share Right”), (ii) Class A ordinary shares, $0.0001 par value included as part of the units, (iii) Previous Share Rights included as part of the units, and (iv) Class A ordinary shares underlying the Previous Share Rights included as part of the units.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(7)	$3,867.14 of such amount has been previously paid in connection with the prior filing on Form S-1 on May 30, 2025 where the Registrant paid fees for (i) units, each previously consisting of one Class A ordinary share and one right to receive one-seventh of one Class A ordinary share (“Previous Share Right”), (ii) Class A ordinary shares, $0.0001 par value included as part of the units, (iii) Previous Share Rights included as part of the units, and (iv) Class A ordinary shares underlying the Previous Share Rights included as part of the units.